UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

Varian, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-25393

(Commission File Number)

77-0501995

(IRS Employer Identification No.)

3120 Hansen Way, Palo Alto, California	94304-1030
(Address of principal executive offices)	(Zip Code)

(650) 213-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The information in Items 2.02 and 9.01 of this report and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On April 27, 2005, Varian, Inc. (the “Company”), a Delaware corporation, is issuing a press release announcing its financial results for the fiscal quarter ended April 1, 2005, and is subsequently holding a webcast conference call regarding those financial results. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.05	Costs Associated with Exit or Disposal Activities

On April 26, 2005, the Company committed to a plan to reorganize, consolidate and eliminate certain activities. This plan is being undertaken in light of the recent divestiture of the Company’s Electronics Manufacturing business, the result of which is that the Company has lower revenues and reduced infrastructure requirements. Management has determined that this requires the Company to adjust its organization and reduce its cost structure.

Under part of this plan, information technology, human resources, facilities and certain finance, accounting and other administrative functions within the Company’s Corporate organization and Scientific Instruments segment will be reorganized and consolidated. This will result in changes in reporting structures, consolidation of certain activities and the elimination of employee positions. The other part of this plan will involve the elimination of employee positions in certain other operations to reduce the Company’s cost structure. Management expects these activities to be completed by the end of the first quarter of its fiscal year 2006.

The measures described above are expected to result in the elimination of a total of approximately 70 positions, of which approximately 45 are in North America and approximately 20 are in Europe. The costs associated with this plan will consist of one-time termination benefits and other related costs for employees in the Corporate organization and the Scientific Instruments segment whose positions are being eliminated. These costs, which are expected to be recorded in the third quarter of fiscal year 2005, are currently estimated to be approximately $4.5 million. All of these costs are expected to result in future cash expenditures.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Press Release issued April 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN, INC.
(Registrant)

By	/s/ G. Edward McClammy
G. Edward McClammy
Senior Vice President, Chief Financial Officer and Treasurer

Date: April 27, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press Release issued April 27, 2005.